UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 4, 2010

ELIXIR GAMING TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Nevada	001-32161	91-1696010
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

Unit 3705, 37/F, The Centrium
60 Wyndham Street

Central, Hong Kong

(Address of principal executive offices)

+ 852-3151-3800

 (Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d-2(b)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 7.01 Regulation FD Disclosure.

On January 4, 2010, Elixir Gaming Technologies, Inc. (the “Company”) issued a press release announcing that Chairman and Chief Executive Officer Clarence Chung and Senior Vice President Corporate Finance Traci Mangini will present at the 12th Annual ICR XChange on Wednesday, January 13, 2010 at 4:20 P.M. PST.  The press release and presentation materials are attached to this Current Report on Form 8-K as Exhibits 99.1 and 99.2 and are incorporated into this Item 7.01 by reference.

In accordance with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, the Company notes that certain statements or depictions included in the referenced presentation and set forth in this Current Report on Form 8-K involve known and unknown risk, uncertainties and other factors.  Those forward-looking statements include statements regarding expectations for future business growth and recurring revenue that may develop from such growth. Among the factors that could cause actual results to differ materially are: risks related to the Company’s inability to place gaming machines at significant levels, whether the gaming machines placed generate the expected amount of net-win; the ability of the Company to acquire additional capital as and when needed; the ability of the Company to collect revenue and protect its assets and those other risks set forth in the Company’s annual report on Form 10-K for the year ended December 31, 2008 filed with the SEC on March 30, 2009 and its Form 10-Q for the three months ended September 30, 2009 filed on November 10, 2009. The Company cautions readers not to place undue reliance on any forward-looking statements.  The Company does not undertake, and specifically disclaims any obligation, to update or revise such statements to reflect new circumstances or unanticipated events as they occur.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

The following exhibits are filed with this report:

Exhibit 99.1	Press release dated January 4, 2010

Exhibit 99.2	The Company’s presentation materials - 12th Annual ICR XChange

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELIXIR GAMING TECHNOLOGIES, INC.

Dated: January 12, 2010	/s/ Clarence Chung
Clarence Chung, Chief Executive Officer